SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report	December 20, 2007
(Date of earliest event reported)

QCR Holdings, Inc.
(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-22208	42-1397595
(Commission File Number)	(I.R.S. Employer Identification Number)

3551 Seventh Street, Suite 204, Moline, Illinois	61265
(Address of principal executive offices)	(Zip Code)

(309) 736-3580
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 20, 2007, the Board of Directors of QCR Holdings, Inc. (the “Company”) adopted resolutions approving amendments to Sections 6.1 and 6.2 of the Company’s Bylaws to allow for the issuance of uncertificated shares of the Company’s capital stock.  The Company adopted these amendments to comply with new rules adopted by the Nasdaq Stock Market LLC (“NASDAQ”) that require listed companies to be eligible for the Direct Registration System (“DRS”) by January 1, 2008.  The DRS allows a stockholder’s ownership to be recorded and maintained on the books of an issuer or its transfer agent without issuance of a physical stock certificate.  The amended Bylaws permit the Company to issue certificated or uncertificated shares, and provisions regarding the transfer of shares have been updated accordingly.

The foregoing description of the amendments to the Company’s Bylaws is qualified in its entirety by reference to the Bylaws, as amended, a copy of which are attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired.

None.

(b)	Pro Forma Financial Information.

None.

(c)	Shell company transactions.

None.

(d)	Exhibits.

3.1 Bylaws of QCR Holdings, Inc. (as amended December 20, 2007)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QCR HOLDINGS, INC.

Dated: December 21, 2007	By:	/s/ Todd A. Gipple
Todd A. Gipple
Executive Vice President
and Chief Financial Officer